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Exhibit 10.02

                ASSIGNMENT OF EXCLUSIVE LICENSE AGREEMENT

     This Assignment of Exclusive License Agreement is made effective December 4, 1997 between Powerball Industries, Inc., a Utah corporation ("Industries") and Powerball Technologies, L.L.C., a Limited Liability Company
"Technologies".

                                RECITALS

     By an exclusive License Agreement dated November 6, 1997, ("License") a copy of which is attached as Exhibit "An, Industries acquired from Jed H. Checketts ("Checketts") the exclusive right in the United States of America and throughout the world to certain patent and intellectual property rights owned by Checketts.

     Technologies desires to acquire the License from Industries, and Checketts has consented to an assignment of the License.

It is therefore agreed:

     1. Assignment. As consideration for a 50% ownership interest in Technologies, Industries hereby assigns to Technologies the License and all of Industries' right, title and interest thereunder, subject to the covenants and conditions set forth in the License.

    2. Covenants of Industries. Industries warrants that the License is now valid and in full force, that all royalties reserved therein have been paid up to December 4 1997, and that all of the covenants and conditions of the License have been fulfilled.

    3. Covenants of Technologies. Technologies shall pay to Checketts all royalities granted to Checketts under the License from and after December 4 1997, shall fulfill all the royalties, covenants and conditions required to be fulfilled by Industries under the License, and shall indemnify Industries against all damages costs, and expenses in respect of such royalties, covenants, and conditions.

     In witness whereof the parties have signed this Assignment.

POWERBALL INDUSTRIES, INC.                POWERBALL TECHNOLOGIES , L.L.C.

By: /s/Jed H. Checketts, President        By: /s/Jed H. Checketts, President

I hereby consent to the above assignment, reserving all my rights pursuant to the License.

/s/Jed H. Checketts